UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 1, 2012

KSW, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-27290	11-3191686
(Commission File Number)	(IRS Employer Identification No.)

37-16 23rd Street Long Island City, New York	11101
(Address of Principal Executive Offices)	(Zip Code)

(718) 361-6500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Settlement Term Sheet

On September 18, 2012 a putative stockholder class action lawsuit was filed against the Company, the Company Board, Offeror, Parent and Parent Guarantor in the Court of Chancery of the State of Delaware encaptioned Thomas McCormack v. KSW, Inc. et al., Case No. CA7875. The plaintiff in the case purported to sue on behalf of a class of Company stockholders and alleged that the members of the Company Board breached their fiduciary duties by, among other things, the Company entering into the proposed transaction with affiliates of Parent Guarantor without taking reasonable steps to maximize stockholder value and without performing a meaningful market check or bargaining for a “go shop”, agreeing to sell the Company at an inadequate price, and filing a materially incomplete and misleading Schedule 14D-9. The complaint also alleged that Offeror, Parent and Parent Guarantor aided and abetted the purported breach of fiduciary duties. The complaint sought, among other things, an injunction prohibiting consummation of the proposed transaction or, if the transaction is consummated, rescinding the transaction or rescissory damages, and costs, including reasonable attorneys’ fees, expenses, and expert fees. In addition, on September 19, 2012, the plaintiffs filed a motion for a preliminary injunction against the closing of the Offer and the Merger. Pursuant to the Merger Agreement, and on the terms and subject to the conditions described therein, Purchaser has agreed to commence a cash tender offer (the “Offer”) to purchase all of the Company’s issued and outstanding shares of common stock, par value $0.01 per share (“Common Stock”), at a price of $5.00 per share, net to the holder in cash, without interest (the “Per Share Amount”), subject to any required withholding taxes.

On October 1, 2012, the plaintiffs agreed to settle their claims with the defendants, on behalf of themselves and the class of Company stockholders who are entitled to tender their shares in the Offer, in accordance with a Settlement Term Sheet, dated and filed with the Chancery Court of the State of Delaware on October 1, 2012. Among other things, the Settlement Term Sheet releases any and all claims that have been or could have been made by the class of Company stockholders against any of the Defendants (as defined in the Settlement Term Sheet) and their affiliates relating to: (i) the Merger, including but not limited to the vote on the Merger; (ii) the disclosures made by or on behalf of the Company through and including consummation of the Merger; and (iii) the compensation received by any Defendant through and including the consummation of the Merger. The settlement also releases any claims that have been or could have been made by either party or its counsel against any other party or its counsel, relating to the prosecution or defense of the action. The settlement is subject to preparation of a final settlement agreement and court approval.

The foregoing description of the Settlement Term Sheet does not purport to be complete and is qualified in its entirety by reference to the Settlement Term Sheet, as filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Settlement Term Sheet, dated October 1, 2012

*******

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 of the Company: Some of the statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These statements are related to future events, other future financial performance or business strategies, and may be identified by terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “potential,” or “continue,” or the negative of such terms, or other comparable terminology. These statements are only predictions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider the factors discussed in filings with the Securities and Exchange Commission, including the annual report on Form 10-K for the year ended December 31, 2011, the Company’s quarterly reports on Form 10-Q, and periodic reports on Form 8-K. Do not rely on any forward-looking statement, as the Company cannot predict or control many of the factors that ultimately may affect its ability to achieve the results estimated. The Company makes no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KSW, INC.

By:	/s/ James F. Oliviero
Name: James F. Oliviero
Title: General Counsel

Date:    October 4, 2012

EXHIBIT INDEX

Exhibit Number	Description

10.1	Settlement Term Sheet, dated October 1, 2012